EXHIBIT 24
NAVISTAR INTERNATIONAL CORPORATION AND CONSOLIDATED SUBSIDIARIES
______________________________
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Persio V. Lisboa, Walter G. Borst, and Samara A. Strycker, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for them and in their name, place and stead, in any and all capacities, to sign Navistar International Corporation's Annual Report on Form 10-K for the fiscal year ended October 31, 2020, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
SIGNATURES

Signature	Title	Date

/s/ PERSIO V. LISBOA	President, Chief Executive Officer (Principal Executive Officer)	December 17, 2020
Persio V. Lisboa

/s/ TROY A. CLARKE	Executive Chairman and Chairman of the Board	December 17, 2020
Troy A. Clarke

/s/ WALTER G. BORST	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 17, 2020
Walter G. Borst

/s/ SAMARA A. STRYCKER	Senior Vice President and Corporate Controller (Principal Accounting Officer)	December 17, 2020
Samara A. Strycker

/s/ JOSÉ MARIA ALAPONT	Director	December 17, 2020
José Maria Alapont

/s/ STEPHEN R. D'ARCY	Director	December 17, 2020
Stephen R. D'Arcy

/s/ JEFFREY A. DOKHO	Director	December 17, 2020
Jeffrey A. Dokho

/s/ VINCENT J. INTRIERI	Director	December 17, 2020
Vincent J. Intrieri

/s/ MARK H. RACHESKY	Director	December 17, 2020
Mark H. Rachesky

/s/ CHRISTIAN SCHULZ	Director	December 17, 2020
Christian Schulz

/s/ KEVIN M. SHEEHAN	Director	December 17, 2020
Kevin M. Sheehan

/s/ DENNIS A. SUSKIND	Director	December 17, 2020
Dennis A. Suskind

/s/ JANET T. YEUNG	Director	December 17, 2020
Janet T. Yeung

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